		EXHIBIT 21
NEWMONT CORPORATION AND SUBSIDIARIES
As of January 31, 2022

Name	Incorporation	Ownership*
Newmont Corporation	Delaware, USA
Goldcorp Inc.	Delaware, USA	100%
1144963 B.C. Ltd.	British Columbia	100%
North American Metals Corp.	British Columbia	52.9083%
Administradora de Negocios Mineros S.A. de C.V.	Mexico	>99.9999%
Goldcorp S.A. de C.V.	Mexico	27.8636%
Administradora de Negocios Mineros S.A. de C.V.	Mexico	<0.0001%
Goldcorp Faja de Plata S.A. de C.V.	Mexico	0.0260%
Minera Faja de Plata S.A. de C.V.	Mexico	99.9800%
Goldcorp Internacional S.A. de C.V.	Mexico	93.8597%
Goldcorp Faja de Plata S.A. de C.V.	Mexico	99.9740%
Goldcorp Peñasquito S.A. de C.V.	Mexico	>99.9999%
Minera Peñasquito S.A. De C.V.	Mexico	99.9856%
Goldcorp Peñasquito S.A. de C.V.	Mexico	<0.0001%
Minas de la Alta Pimeria S.A. de C.V.	Mexico	>99.9999%
Goldcorp Internacional S. A. de C.V.	Mexico	6.1403%
Minas de San Luis S.A. de C.V.	Mexico	>99.9999%
Sermineros Zacatecas S.A. de C.V.	Mexico	99.9800%
Servicios Administrativos Goldcorp, S.A. de C.V.	Mexico	>99.9999%
Minas de San Luis S.A. de C.V.	Mexico	<0.0001%
Servicios Administrativos Goldcorp, S.A. de C.V.	Mexico	<0.0001%
Goldcorp Canada Ltd.	Canada Federal	100%
Goldcorp (Barbados) Inc.	Barbados	100%
Goldcorp Aureus Inc.	Barbados	100%
Pueblo Viejo (Jersey) 1 Limited	Jersey	40%
Pueblo Viejo (Jersey) 2 Limited	Jersey	100%
Newmont Servicios Chile S.p.A.	Chile	0.0077%
Goldcorp Tesoro Inc.	Barbados	100%
Datawave Sciences Inc.	British Virgin Islands	100%
Minera Goldcorp Chile S.p.A.	Chile	0.1600%
NuevaUnion S.p.A.	Chile	11.9086%
El Morro S.p.A.	Chile	100%
Minera Goldcorp Chile S.p.A.	Chile	99.8400%
NuevaUnion S.p.A.	Chile	38.0914%
Goldcorp Kaminak Ltd.	British Columbia	100%
Goldcorp Porcupine Nominee Ltd.	British Columbia	100%
Newmont Goldcorp Red Lake Holdings Ltd.	British Columbia	100%
Red Lake Gold Mines	Ontario	0.1000%
Red Lake Gold Mines	Ontario	99.9000%
Goldcorp Capital Corporation	Barbados	100%
Minera Agua Rica Alumbrera Limited	Cayman Islands	18.7500%
Minera Agua Rica LLC	Delaware, USA	100%
Minera Alumbrera Limited	Antigua and Barbuda	100%
Newmont Goldcorp Insurance Company Inc.	Barbados	100%
Honduras Holdings Ltd.	Cayman Islands	100%
Montana Exploradora de Guatemala S.A.	Guatemala	99%
Goldcorp Exeter Ltd.	British Columbia	100%
Goldcorp MC Holding S.p.A.	Chile	100%
Norte Abierto S.p.A.	Chile	34.1615%
Goldcorp Stratum Inc.	Barbados	100%

AC40689 Limited	Cayman Islands	50%
Norte Abierto S.p.A.	Chile	31.6770%
Newmont Servicios Chile S.p.A.	Chile	99.9923%
Goldcorp General Holdings Ltd.	British Columbia	100%
Goldcorp Global Services Inc.	British Columbia	100%
Goldcorp S.A. de C.V.	Mexico	72.1364%
Goldcorp USA Holdings Ltd.	Delaware, USA	100%
Goldcorp America Holdings Inc.	Nevada, USA	100%
Goldcorp USA Inc.	Nevada, USA	100%
Goldcorp USA Services Inc.	Nevada, USA	100%
Glamis Rand Mining Company	Nevada, USA	100%
International Mineral Finance B.V.	Netherlands	100%
Goldcorp Holdings B.V.	Netherlands	100%
Goldcorp Trading B.V.	Netherlands	100%
Oroplata S.A.	Argentina	99.7450%
Mexicana Resources Inc.	British Columbia	100%
Minas de la Alta Pimeria S.A. de C.V.	Mexico	<0.0001%
Minera Faja de Plata S.A. de C.V.	Mexico	0.0200%
Minera Peñasquito S.A. de C.V.	Mexico	0.0144%
Montana Exploradora de Guatemala S.A.	Guatemala	1%
Peridot S.A.	Guatemala	2%
Sermineros de Mexico S.A. de C.V.	Mexico	<0.0001%
Sermineros Zacatecas S.A. de C.V.	Mexico	0.0200%
Minas de la Alta Pimeria S.A. de C.V.	Mexico	<0.0001%
MMC Acquisition Limited	Ontario	100%
Newmont Goldcorp Integrated Services Inc.	Ontario	100%
Newmont Saddle Minerals Ltd.	British Columbia	100%
North American Metals Corp.	British Columbia	47.0917%
Oroplata S.A.	Argentina	0.2550%
Peridot S.A.	Guatemala	98%
Sermineros de Mexico S.A. de C.V.	Mexico	>99.9999%
Moydow Limited	Ghana	100%
Newmont LaSource SAS	France	16.9251%
Newmont Ghana Gold Limited	Ghana	100%
Newmont Australia Pty Ltd	Victoria, Australia	100%
Newmont AP Power Pty Ltd	Western Australia	100%
Newmont Boddington Pty Ltd	Western Australia	100%
Newmont Boddington Gold Pty Ltd	Western Australia	100%
Newmont Capital Pty Ltd	New South Wales, Australia	100%
Newmont Exploration Holdings Pty Ltd	Queensland, Australia	100%
Newmont Exploration Pty Ltd	Victoria, Australia	100%
Newmont Landco Pty Ltd	Western Australia	100%
Newmont Mining Finance Pty Ltd	Australian Capital Territory	100%
Newmont Mining Holdings Pty Ltd	South Australia	100%
Newmont Gold Pty Ltd	Western Australia	100%
Newmont NGL Holdings Pty Ltd	Northern Territory, Australia	100%
Newmont Pacific Energy Pty Ltd	Western Australia	100%
Newmont Mining Services Pty Ltd	Western Australia	100%
Newmont Tanami Pty Ltd	Western Australia	100%
Newmont Woodcutters Pty Ltd	New South Wales, Australia	100%
Newmont Yandal Operations Pty Ltd	Victoria, Australia	100%
Newmont Canada FN Holdings ULC	British Columbia	<.0001%
Newmont Capital Limited	Nevada, USA	100%
Miramar Gold Corporation	Nevada, USA	100%
Newmont Indonesia, LLC	Delaware, USA	100%
NVL (USA) Limited	Delaware, USA	100%
Orcana Resources Inc.	Nevada, USA	100%

Talapoosa Mining Inc.	Nevada, USA	100%
Newmont CC&V Mining Corporation	Delaware, USA	100%
Cripple Creek & Victor Gold Mining Company LLC	Colorado, USA	99.9000%
The LeClair Consolidated Mines Company	Colorado, USA	100%
The Matoa Gold Mining Company	Wyoming, USA	100%
GCGC LLC	Colorado, USA	100%
Cripple Creek & Victor Gold Mining Company LLC	Colorado, USA	0.1000%
Newmont FH B.V.	Netherlands	100%
Newmont Canada Holdings ULC	British Columbia	100%
Newmont Golden Ridge Limited	Ghana	100%
Newmont Holdings ULC	Nova Scotia	100%
Minera La Zanja S.R.L.	Peru	46.9407%
Newmont Canada FN Holdings ULC	British Columbia	99.9846%
Miramar Northern Mining Ltd.	British Columbia	100%
Con Exploration Ltd.	British Columbia	100%
Miramar HBG Inc.	Quebec	100%
Newmont Canada Corporation	Nova Scotia	100%
Hemlo Gold Mines (Ghana) Limited	Ghana	100%
Newmont Canada FN Holdings ULC	British Columbia	0.0154%
PT Newmont Minahasa Raya	Indonesia	80%
Newmont Galore Creek Holdings Corporation	British Columbia	100%
Galore Creek Partnership	British Columbia	50%
Galore Creek Mining Corporation	British Columbia	100%
NeXtech Drilling Ltd.	Alberta	100%
Newmont LaSource SAS	France	83.0749%
Newmont Nusa Tenggara Holdings B.V.	Netherlands	100%
Newmont Suriname, LLC	Delaware, USA	100%
Suriname Gold Project CV	Suriname	75%
Newmont USA Limited	Delaware, USA	100%
Battle Mountain Resources Inc.	Nevada, USA	100%
Dawn Mining Company LLC	Delaware, USA	58.1855%
Elko Land and Livestock Company	Nevada, USA	100%
ELLC Grazing Membership LLC	Nevada, USA	100%
Empresa Minera Maria SRL	Bolivia	75.4286%
Fronteer Development (USA) LLC	Delaware, USA	100%
Fronteer Development LLC	Delaware, USA	100%
Fronteer Royalty LLC	Delaware, USA	100%
Nevada Eagle Resources LLC	Nevada, USA	100%
Hospah Holdings Company	Delaware, USA	100%
Idarado Mining Company	Delaware, USA	80.1674%
Minera BMG	Nevada, USA	100%
Minera Choluteca S.A. de C.V.	Honduras	48%
Minera Newmont (Chile) Limitada	Chile	99.3827%
Nevada Gold Mines LLC	Delaware, USA	38.5000%
Nevada Gold Energy LLC	Delaware, USA	100.0000%
Newmont Australia Investment Limited	Delaware, USA	100%
Newmont Bolivia Limited	Nevada, USA	100%
Newmont de Mexico, S.A. de C.V.	Mexico	>99.9999%
Minera Oro Valenciana, S.A.P.I. de C.V.	Mexico	49%
Newmont Global Employment Limited Partnership	Bermuda	99%
Newmont Gold Company	Delaware, USA	100%
Newmont GTR LLC	Nevada, USA	100%
Newmont Indonesia Investment Limited	Delaware, USA	100%
Newmont International Services Limited	Delaware, USA	100%
Newmont Global Employment Limited Partnership	Bermuda	1%
PT Newmont Pacific Nusantara	Indonesia	1%
Newmont Latin America Limited	Delaware, USA	100%

Minera Los Tapados S.A.	Peru	0.0134%
Minera Newmont (Chile) Limitada	Chile	0.6173%
Newmont de Mexico S.A. de C.V.	Mexico	<0.0001%
Newmont McCoy Cove Limited	Nevada, USA	100%
Newmont North America Exploration Limited	Delaware, USA	100%
Newmont Overseas Exploration Limited	Delaware, USA	100%
Minera Monte Aguila S.A.S	Colombia	50%
PT Newmont Pacific Nusantara	Indonesia	99%
Takari Mining SAS	France	50%
Newmont Peru Limited	Delaware, USA	100%
Minera Los Tapados S.A.	Peru	99.9866%
Newmont Investment Holdings LLC	Delaware, USA	100%
Newmont Peru S.R.L.	Peru	<.0001%
Newmont Peru S.R.L.	Peru	>99.9999%
Minera Chaupiloma Dos de Cajamarca S.R.L.	Peru	40%
Minera Ninobamba S.R.L.	Peru	60%
Newmont Realty Company	Delaware, USA	100%
Newmont Second Capital Corporation	Delaware, USA	100%
Minera Yanacocha S.R.L.**	Peru	51.3500%
Newmont Mines Limited	Delaware, USA	100%
Newmont Technologies Limited	Nevada, USA	100%
New Verde Mines LLC	Delaware, USA	100%
Resurrection Mining Company	Delaware, USA	100%
San Juan Basin Holdings Company	Delaware, USA	100%
Santa Fe Pacific Gold Corporation	Delaware, USA	100%
Newmont Ventures Limited	Delaware, USA	100%
EMH (BVI) Inc.	British Virgin Islands	100%
Marien Mining Company, S.A.	Haiti	99.9750%
NVL Haiti Limited S.A.	Haiti	0.0500%
Newmont (Guyana) Incorporated	Guyana	100%
NVL Argentina S.R.L.	Argentina	90.0344%
NVL Haiti Limited S.A.	Haiti	99.9500%
Marien Mining Company, S.A.	Haiti	0.0250%
NVL PNG Limited	Papua New Guinea	100%
NVL Solomon Islands Limited	Solomon Islands	100%
Saddleback Investments Pty Ltd	Western Australia	100%
Normandy Overseas Holding Company Sdn Bhd	Malaysia	100%
Normandy Company (Malaysia) Sdn Bhd	Malaysia	100%
NVL Argentina S.R.L.	Argentina	9.9656%
Pittston Nevada Gold Company, Ltd.	Nevada, USA	100%
West Pequop Project LLC	Nevada, USA	100%
Pequop Exploration LLC	Nevada, USA	100%

* Ownership percentages relate to that of the entity directly above, with indentation used to reflect intermediary levels of ownership. Note that this exhibit is as of January 31, 2022, and does not reflect subsequent changes in ownership.

**On February 8, 2022, with the closing of the acquisition of Buenaventura's 43.65% interest in Minera Yanacocha S.R.L., the Company's interest increased to 95%. See Note 1 of the Consolidated Financial Statements of the Form 10-K for additional information.